H.J. GRUY AND ASSOCIATES, INC.
--------------------------------------------------------------------------------
333 Clay Street, Suite 3850, Houston, Texas 77002
TEL.(713) 739-1000 FAX (713) 739-6112

                                                                    Exhibit 23.1



                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.



We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 14, 2002, prepared for Swift Energy Company in the Registration Statement on Form S-3 of Swift Energy Company for the filing dated on or about September 30, 2002.



                                           H.J. GRUY AND ASSOCIATES, INC.


                                           By:  /s/Marilyn Wilson
                                               --------------------------
                                           Marilyn Wilson
                                           President and Chief Operating Officer


Houston, Texas
September 25, 2002